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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             ____________________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934
                             ____________________

Date of report (Date of earliest event reported)  January 30, 2001
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                       CREDIT MANAGEMENT SOLUTIONS, INC.
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            (Exact Name of the Registrant as Specified in Charter)


Delaware                              0-21735                  52-1549401
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(State or Other Jurisdiction        (Commission                 (IRS Employer
of Incorporation)                   File Number)           Identification No.)


135 National Business Parkway, Annapolis Junction, Maryland           20701
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  (301) 362-6000
                                                  -----------------------------


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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

On January 30, 2001, Credit Management Solutions, Inc. ("CMSI") entered into an Agreement and Plan of Merger (the "Merger Agreement") with The First American Corporation ("FACO") and Rusti Corp., a wholly owned subsidiary of FACO. As a result of the merger (the "Merger") contemplated by the Merger Agreement, CMSI stockholders will receive, for each share of CMSI stock held by them, the right to receive such fraction of a share of FACO common stock equal to the quotient (rounded to the nearest ten-thousandth decimal place) resulting from the division of $6.25 by the average closing price per share of FACO common stock as reported on the New York Stock Exchange for the ten trading days ended on the third trading day prior to the special meeting of CMSI's stockholders to be held for the purpose of voting upon the Merger, provided that if the average closing price is greater than $30 per share, such average closing price shall be deemed to be $30 per share and if the average closing price is less than $22 per share, such average closing price shall be deemed to be $22 per share.

Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of CMSI, clearance under the Hart-Scott-Rodino Antitrust Improvements Act, performance of covenants and agreements by the parties and other customary terms. The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The companies expect the transaction to be completed in the second quarter of 2001.

Certain directors and executive officers of CMSI who own beneficially an aggregate of approximately 49% of CMSI's currently outstanding common stock have entered into voting agreements with FACO, dated as of January 30, 2001 (the "Voting Agreements"), pursuant to which they have agreed to vote their CMSI shares in favor of adoption of the Merger Agreement and related matters.

CMSI, its directors, executive officers and certain other members of CMSI management may be soliciting proxies from CMSI stockholders in favor of the adoption of the Merger Agreement. A description of any interests that any such person may have in the Merger will be available in the proxy statement/prospectus to be mailed by CMSI to its stockholders in connection with the Merger.

The foregoing description of the Merger Agreement, Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and form of Voting Agreement filed herewith. It is expected that CMSI will file with the SEC and mail to its stockholders a proxy statement/prospectus concerning the Merger and that FACO will file a registration statement on Form S-4 with the SEC. All stockholders of CMSI are urged to read such proxy statement/prospectus, such registration statement, and the documents incorporated therein by reference, when they are available. The proxy statement/prospectus and registration statement will contain important information that CMSI stockholders should consider before making any decision regarding the Merger. CMSI stockholders will be able to obtain the proxy statement/prospectus, as well as the registration statement and other filings containing information about CMSI and FACO, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy

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statement/prospectus will also be available, without charge, by contacting the
Secretary of the appropriate company.

Item 7.   Exhibits.

2.1 Agreement and Plan of Merger, dated as of January 30, 2001, by and among The First American Corporation, a California corporation, Rusti Corp., a Delaware corporation and a direct, wholly-owned subsidiary of The First American Corporation, and Credit Management Solutions, Inc., a Delaware corporation./1/



2.2 Form of Voting Agreement, dated as of January 30, 2001, by and among The First American Corporation, a California corporation and certain stockholders of Credit Management Solutions, Inc., a Delaware corporation.



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      /1/  Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the
Agreement and Plan of Merger have been omitted. The schedules describe, among other things, exceptions to the representations and warranties contained in the Agreement and Plan of Merger. Credit Management Solutions, Inc. will furnish supplementally a copy of any omitted schedule to the SEC upon request.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CREDIT MANAGEMENT SOLUTIONS, INC.


                                    /s/ Scott L. Freiman
Date: February 1, 2001           By:____________________________________
                                    Name: Scott L. Freiman
                                    Its:  Chief Executive Officer
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                                 Exhibit Index
                                 -------------

Item  Document
----  --------

2.1 Agreement and Plan of Merger, dated as of January 30, 2001, by and among The First American Corporation, a California corporation, Rusti Corp., a Delaware corporation and a direct, wholly-owned subsidiary of The First American Corporation, and Credit Management Solutions, Inc., a Delaware corporation./1/



2.2 Form of Voting Agreement, dated as of January 30, 2001, by and among The First American Corporation, a California corporation and certain stockholders of Credit Management Solutions, Inc., a Delaware corporation.



---------------
      /1/ Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted. The schedules describe, among other things, exceptions to the representations and warranties contained in the Agreement and Plan of Merger. Credit Management Solutions, Inc. will furnish supplementally a copy of any omitted schedule to the SEC upon request.

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